As filed with the Securities and Exchange Commission on May 12, 2008
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

American International Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
13-2592361
(I.R.S. Employer Identification Number)
70 Pine Street
New York, New York 10270
(212) 770-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kathleen E. Shannon, Esq.
Senior Vice President, Secretary and Deputy General Counsel
American International Group, Inc.
70 Pine Street
New York, New York 10270
(212) 770-7000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
Copies to:
Robert W. Reeder III
Ann Bailen Fisher
Robert S. Risoleo
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
(212) 558-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the Securities Act), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☑ (333-143992 and 333-106040)
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of each class of securities	Amount to be	offering price	aggregate	registration
to be registered	registered (1)	per unit (2)	offering price(2)	fee (3)
Purchase Contracts of American International Group, Inc. (“AIG”)
Units of AIG (4)
Junior Subordinated Debentures of AIG
Common Stock of AIG, par value $2.50 per share (“common stock”)
Total	$1,966,779,610	100%	$1,966,779,610	$77,295

(1)	The registrants previously registered the securities at an aggregate initial offering price not to exceed $22,000,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies (or $16,459,681,000 with respect to common stock) on the Registration Statement on Form S-3 (File Nos. 333-143992, 333-143992-01, 333-143992-02 and 333-143992-03), which was declared effective on July 13, 2007. Such previous Registration Statement was a new Registration Statement and also constituted Post-Effective Amendment No. 2 to Registration Statement Nos. 333-106040, 333-106040-01 and 333-106040-02. In accordance with Rule 462(b) promulgated under the Securities Act, and certain interpretations by the U.S. Securities and Exchange Commission, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the remaining amount of the offering price of the securities eligible to be sold under two Registration Statements on Form S-3 (File Nos. 333-143992, 333-143992-01, 333-143992-02 and 333-143992-03; and File Nos. 333-106040, 333-106040-01 and 333-106040-02) is hereby registered.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	The estimated registration fee for the securities has been calculated pursuant to Rule 457(o).
(4)	Each Unit will represent an interest in a stock purchase contract and junior subordinated debentures, which may or may not be separable from one another.
This Registration Statement shall become effective upon filing with the U.S. Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
PART II
Item 16. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5: VALIDITY OPINION OF SULLIVAN & CROMWELL LLP
EX-23.1: CONSENT OF PRICEWATERHOUSECOOPERS LLP

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE
          This registration statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, to register additional purchase contracts, junior subordinated debentures and units consisting of the foregoing and additional common stock, par value $2.50 per share, of American International Group, Inc. (“AIG”), all of which may be offered by AIG at an aggregate initial offering price not to exceed $1,966,779,610. This registration statement relates to two previous Registration Statements on Form S-3 (File Nos. 333-143992 and 333-106040). The latest filed Registration Statement (File No. 333-143992) was declared effective on July 13, 2007 and constituted both an independent Registration Statement and Post-Effective Amendment No. 2 to Registration Statement No. 333-106040. In accordance with Rule 462(b), this registration statement incorporates by reference the contents of the Registration Statements on Form S-3 (File Nos. 333-143992 and 333-106040), including all amendments, supplements and exhibits thereto.
          The required opinions and consents are listed on the exhibit index attached hereto and filed herewith.

1

PART II
Item 16. Exhibits.
          See Exhibit Index which is incorporated herein by reference.

II-1

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 12th day of May, 2008.

American International Group, Inc. (Registrant)

By:	/s/ STEVEN J. BENSINGER
Name:	Steven J. Bensinger
Title:	Vice Chairman-Financial Services and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 12th day of May, 2008.

Signature	Title

* (Martin J. Sullivan)	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ Steven J. Bensinger (Steven J. Bensinger)	Vice Chairman - Financial Services and Chief Financial Officer (Principal Financial Officer)
* (David L. Herzog)	Senior Vice President and Comptroller (Principal Accounting Officer)
(Stephen F. Bollenbach)	Director
* (Marshall A. Cohen)	Director
* (Martin S. Feldstein)	Director
* (Ellen V. Futter)	Director
* (Stephen L. Hammerman)	Director

Signature	Title

* (Richard C. Holbrooke)	Director
* (Fred H. Langhammer)	Director
* (George L. Miles, Jr.)	Director
* (Morris W. Offit)	Director
* (James F. Orr III)	Director
* (Virginia M. Rometty)	Director
* (Michael H. Sutton)	Director
* (Edmund S.W. Tse)	Director
* (Robert B. Willumstad)	Director
* (Frank G. Zarb)	Director

* By:	/s/ Steven J. Bensinger
	Name:	Steven J. Bensinger
	Title:	Attorney-In-Fact

EXHIBIT INDEX

Exhibit
No.	Exhibit

5	Validity Opinion of Sullivan & Cromwell LLP (filed herewith).
23.1	Consent of PricewaterhouseCoopers LLP, AIG’s independent registered public accounting firm (filed herewith).
23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1).
24	Power of Attorney (included in the signature page for AIG of Registration Statement No. 333-143992).